Exhibit 99.2

CRIMSON EXPLORATION, INC.

ATTN: CORPORATE SECRETARY

717 TEXAS AVE., SUITE 2900

HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. eastern time, on ,2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. eastern time, on , 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

0000181527_1 R1.0.0.51160

The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain

1 To adopt the Agreement and Plan of Merger, dated as of April 29, 2013, by and among Contango Oil & Gas Company, Contango Acquisition, Inc. and Crimson Exploration Inc.

2 To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Crimson’s named executive officers that is based on or otherwise related to the proposed transactions.

3 To approve the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal.

For address change/comments, mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE AND PARTICIPATION IN CRIMSON EXPLORATION INC.’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

• USE THE TOLL-FREE NUMBER (1-800-690-6903);

• VISIT THE WEBSITE (www.proxyvote.com) to vote via the internet;

• MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or

• VOTE IN PERSON by appearing at the Special Meeting and Submitting a ballot.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com.

0000181527_2 R1.0.0.51160

CRIMSON EXPLORATION INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS , 2013

The undersigned hereby revokes all prior proxies and appoints Allan D. Keel and E. Joseph Grady, and each of them, as proxies with full powers of substitution, to represent and to vote all of the shares of common stock of Crimson Exploration Inc. that the undersigned is entitled to vote at the special meeting of stockholders to be held on , 2013 at a.m., Central Daylight Time, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting of stockholders or any adjournment or postponement of it.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side